Exhibit 10.46
THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”) DATED AS OF JUNE 1, 2007, AMONG BANK OF AMERICA, N.A., LCC INTERNATIONAL, INC. AND CERTAIN OF ITS SUBSIDIARIES AND WIRELESS FACILITIES, INC., AND THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.
SUBORDINATED PROMISSORY NOTE

$21,583,651	June 1, 2007
          FOR VALUE RECEIVED, LCC International, Inc., a Delaware corporation (the “Maker”), promises to pay to SPCP Group, L.L.C., a Delaware limited liability company (the “Holder”), at Two Greenwich Plaza, First Floor, Greenwich, CT 06830, or at such other place as the Holder of this Note may from time to time designate, on June 1, 2010 (the “Maturity Date”), the principal amount of Twenty-One Million Five Hundred Eighty-three Thousand Six Hundred Fifty-one Dollars ($21,583,651) (which amount may be increased or decreased from time to time without further consent of the Maker and the Holder pursuant to the terms of the Purchase Agreement, as defined below, as reflected on Schedule 1 attached hereto), or such lesser amount as may be outstanding under this Note on the Maturity Date, together with interest on the unpaid principal amount hereof from the date hereof, until paid in full, said interest to be computed and paid as set forth below. For purposes of clarification, (i) any increase to the principal amount under this Note pursuant to the terms of the Purchase Agreement shall be deemed to be outstanding as of the date hereof and interest shall accrue on such principal amount from the date of this Note and (ii) any decrease to the principal amount under this Note pursuant to the terms of the Purchase Agreement shall be deemed to be made as of the date hereof and the interest under this Note shall be calculated accordingly. All payments hereunder shall be made in lawful money of the United States of America.
          Interest on the unpaid principal amount hereof shall be computed on the basis of actual days elapsed over a 360-day year, at a floating rate of one-month LIBOR (LIBOR to reset on the first Business Day of each month) plus
(a) from the date of this Note to and including June 30, 2007, 4% per annum,
(b) from July 1, 2007 to and including July 31, 2007, 5% per annum,
(c) from August 1, 2007 to and including August 31, 2007, 6% per annum,
(d) from September 1, 2007 to and including September 30, 2007, 7% per annum,

(e) from October 1, 2007 to and including December 31, 2007, 8% per annum,
(f) from January 1, 2008 to and including June 30, 2008, 9% per annum,
(g) from July 1, 2008 to and including December 31, 2008, 10% per annum,
(h) from January 1, 2009 to and including June 30, 2009, 11% per annum,
(i) from July 1, 2009 to and including December 31, 2009, 12% per annum,
(j) from January 1, 2010 to (but not including) the Maturity Date, 13% per annum, and
(k) if the principal amount and interest accrued thereon under this Note is not paid in full on or prior to the Maturity Date, an increase of 1% per annum to the then applicable rate determined hereunder for each six month period beginning on July 1 and January 1 of each year, until the Note is paid in full.
For purposes of this Note, “LIBOR” means, for any interest period described above, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such interest period, for dollar deposits (for delivery on the first day of such interest period) with a term most closely approximating such interest period.
          Subject to the terms of the Subordination Agreement, interest payments shall be due (i) with respect to the period commencing on the Closing Date and ending on June 30, 2007, in arrears on the fifth (5th) Business Day following the date on which the Maker shall have delivered to the lenders the financial statements for, and the Compliance Certificate (as defined in the Credit Agreement (as defined below)) with respect to, calendar quarter ended June 30, 2007 required to be delivered under the Credit Agreement and (ii) with respect to each calendar quarter commencing on or after July 1, 2007, in arrears on the fifth (5th) Business Day following the date on which the Maker shall have delivered to the Lenders the financial statements for, and the Compliance Certificate with respect to, such calendar quarter required to be delivered under the Credit Agreement (each an “Interest Payment Date”). All accrued and unpaid interest shall be paid in full on the Maturity Date.
          In the event the Maker fails to pay interest under this Note within five (5) Business Days following the date on which the Maker is required to deliver quarterly or annual financial statements, as applicable, under the Credit Agreement (i) with respect to any two (2) consecutive Interest Payment Dates during the period commencing on July 1, 2007 and ending on June 30, 2008 or (ii) with respect to any one Interest Payment Date occurring after July 1, 2008, the Holder shall be entitled, by delivery of written notice to the Maker within forty-five (45) days following such Interest Payment Date (the “Election Notice”), to convert the total amount of interest due on such Interest Payment Date, or in the case of the foregoing clause (i), such two (2) Interest Payment Dates (the “Total Unpaid Interest”) into a number of shares of the Maker’s Class A Common Stock, par value $0.01 per share (the “Maker Common Stock”) equal to the quotient obtained by dividing (a) the Total Unpaid Interest on the date of the Election

2

Notice by (b) the average of the closing prices of the Maker Common Stock as reported on the NASDAQ Global Market or other national stock exchange for the last ten (10) trading day period ending two (2) days prior to the delivery of the Election Notice in accordance with the terms hereof (the “Common Stock Price”). No fractional shares will be issued upon the conversion of the Total Unpaid Interest. In lieu of any fractional shares to which Holder would otherwise be entitled, Maker shall pay Holder in cash that amount of the unconverted Total Unpaid Interest equal to such fraction multiplied by the Common Stock Price. Maker shall issue and deliver to Holder within seven (7) Business Days after the date of the Election Notice a certificate for the number of shares of Maker Common Stock to which Holder is entitled upon such conversion of the Total Unpaid Interest, including a check payable to Holder for any cash amounts payable in lieu of fractional shares as described above. Holder’s Election Notice shall contain such representations as the Maker shall reasonably request to satisfy itself that the issuance of such shares to the Holder is exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”) and applicable state securities laws. Notwithstanding the foregoing, in accordance with NASDAQ Marketplace Rule 4350(i) (the “Marketplace Rule”), Maker shall not issue any shares which shall result in the aggregate number of shares of Maker Common Stock issued pursuant to this Note to exceed of 19.999% of the shares of Maker Common Stock outstanding on the date hereof (taking into account any stock splits or reverse stock splits in the Maker Common Stock occurring after the date hereof) without first obtaining the required stockholder consent pursuant to the Marketplace Rule; provided, however, that Maker shall use its commercially reasonable best efforts to obtain any required stockholder approval as soon as possible following receipt of any Election Notice. Any shares of Maker Common Stock issued pursuant to this paragraph, including any Maker Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of such Maker Common Stock, shall be subject to registration for resale under the 1933 Act upon the terms and conditions set forth in Exhibit A hereto.
          Subject to the terms of the Subordination Agreement, the unpaid principal amount of, and any accrued interest on, this Note must be prepaid:
     (a) with the one hundred percent (100%) of the Net Cash Proceeds received by the Maker or its Subsidiaries (as defined in the Credit Agreement), until this Note is paid in full, in respect of any issuance of equity security for cash (other than pursuant to employee benefit plans) or debt financing that is subordinated to the obligations of the Maker and its Subsidiaries under the Credit Agreement, other than (i) any debt financing under the Credit Agreement, (ii) a refinancing of existing debt financing or (iii) debt financing for working capital of one or more Foreign Subsidiaries; and
     (b) upon a Change of Control (as defined below) of the Maker, provided that no event of default under the Credit Agreement (other than an event of default as a result of such Change of Control) has occurred and is continuing.
Any prepayment, including under subsections (a) or (b) above, shall be without premium or penalty.

3

          Subject to the Subordination Agreement, the unpaid principal amount of, and any accrued interest on, this Note may be prepaid in whole or in part at any time or times without premium or penalty.
          For purposes of this Note, a “Change of Control” means (a) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “1934 Act”) but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of fifty-one percent (51%) of the Equity Interests of the Maker entitled to vote for members of the board of directors or equivalent governing body of the Maker on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) or (b) the sale or transfer of all or substantially all of the assets of the Maker, whether in a single transaction or a series of related transactions.
          For purposes of this Note, the following defined terms shall have the meanings provided for such terms in that certain Amended and Restated Credit Agreement (as amended, modified, restated, supplemented or refinanced from time to time, the “Credit Agreement”), dated as of May 29, 2007, among the Maker, certain Subsidiaries of the Maker, the lenders party thereto and Bank of America, N.A. as administrative agent, as in effect on May 29, 2007: “Net Cash Proceeds,” “Foreign Subsidiaries” and “Equity Interests.”
          Each prepayment shall be applied first to the payment of all interest and other amounts accrued hereunder on the date of any such prepayment, and the balance of any such prepayment shall be applied to the principal amount hereof. No prepayment shall entitle any person to be subrogated to the rights of the Holder unless and until this Note has been paid in full.
          This Note is made and delivered pursuant to and in accordance with the terms and conditions of that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of May 29, 2007, by and between the Maker and the Holder and is subject to the terms and conditions of the Purchase Agreement, which are, by this reference incorporated herein and made a part hereof. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.
          So long as any principal or interest payments are outstanding hereunder, the Maker agrees to provide to the Holder of this Note, at such Holder’s election, the following:
     (a) A copy of each quarterly and annual Compliance Certificate delivered by the Maker to Bank of America, N.A. pursuant to the requirements of the Credit Agreement;

4

     (b) Notice of any default or event of default given or received under the Credit Agreement; and
     (c) In the event that the Maker ceases to be a public company, (i) a consolidated and consolidating balance sheet of the Maker and its Subsidiaries as of the end of each fiscal year thereafter, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year, and (ii) a consolidated balance sheet of the Maker and its Subsidiaries as of the end of each of the first three fiscal quarters of each fiscal year thereafter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year.
          The occurrence of any one or more of the following events with respect to the Maker shall constitute an event of default (“Event of Default”) hereunder:
     (a) Failure to pay, when due, the principal or any interest payable hereunder, and continuance of such failure for fifteen (15) business days after the Holder notifies the Maker thereof in writing; provided, however, that the exercise by the Maker in good faith of its right of setoff pursuant to this Note, whether or not ultimately determined to be justified, shall not constitute an Event of Default;
     (b) The admission by the Maker in writing of its inability to pay its debts as such debts become due, or the making by the Maker of any general assignment for the benefit of creditors;
     (c) The commencement by the Maker of any case, proceeding, or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property; or
     (d) The commencement of any case, proceeding, or other action against the Maker seeking to have any order for relief entered against the Maker as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of the Maker or its debts under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, or seeking appointment of a receiver, trustee, custodian, or other similar official for the Maker or for all or any substantial part of the property of the Maker, and (i) the Maker shall, by any act or omission, indicate its consent to, approval of, or acquiescence in such case, proceeding, or action, or (ii) such case, proceeding, or action results in the entry of an order for relief which is not fully stayed within seven (7) Business Days after the entry thereof, or (iii) such case, proceeding, or action remains undismissed for a period of sixty (60) days or more or is dismissed or suspended only pursuant to Section 305 of the United States Bankruptcy Code or any corresponding provision of any future United States bankruptcy law.
          Subject to the subordination provisions of the Subordination Agreement, upon the occurrence of any such Event of Default hereunder, the entire principal amount hereof, and all accrued and unpaid interest thereon, shall, at the option of the Holder, be accelerated, and shall thereupon become immediately due and payable and the Holder shall be entitled to exercise any

5

one or more of the rights and remedies provided by applicable law; provided that in the case of clauses (b), (c) and (d) above, such acceleration shall occur automatically without demand or notice. Failure to exercise said option or to pursue such other remedies shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default hereunder.
          The Holder of this Note, by acceptance hereof, agrees that the Note and the indebtedness represented hereby, and the payment of principal of and all present and future interest hereon, is expressly subordinated and junior in right of payment to the prior payment in full of the Senior Debt (as defined in the Subordination Agreement).
          The Holder of this Note may at any time assign all (but not less than all) of its rights and obligations under this Note to an assignee; provided, however, that prior to June 1, 2008, the Holder may assign its rights and obligations under this Note to an assignee only upon (a) a consolidation or merger of the Holder with and into another entity or (b) a sale by the Holder of all or substantially all of its assets. Subject to the preceding sentence, this Note will be binding in all respects upon the Maker and inure to the benefit of the Holder and its successors and assigns.
          Any payment on this Note coming due on a Saturday, a Sunday, or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a Business Day, and any such extension of the time of payment shall be included in the computation of interest hereunder.
          Except as explicitly provided herein, the Maker hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice.
          No single or partial exercise by the Holder of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.
          This Note and all agreements between the Maker and the Holder relating hereto are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of money hereunder exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Holder shall ever receive interest, or anything which might be deemed interest under applicable law, which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note, such excess shall be

6

refunded to the Maker. All sums paid or agreed to be paid to the Holder for the use, forbearance or detention of the indebtedness of the Maker to the Holder shall, to the extent permitted by applicable law, be deemed to be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of this Note and all other agreements between the Maker and the Holder.
          Except as otherwise provided in Exhibit A, this Note shall be governed by the laws of the State of New York, without regard to the conflicts of law principles that would result in the application of any law other than the law of the State of New York.
          Except as otherwise provided in this Note, including without limitation in Exhibit A, (a) all notices, communications and deliveries required or made pursuant to this Note shall be made in accordance with the procedures specified in Section 12.1 of the Purchase Agreement and (b) any dispute arising out of or relating to this Note shall be resolved in accordance with the procedures specified in Section 12.7 of the Purchase Agreement.
          This Note has been issued by the Maker pursuant to the Assignment Agreement, dated as of July 3, 2007, by and among Wireless Facilities, Inc., a Delaware corporation (“WFI”), the Holder and the Maker and, with respect to certain provisions thereof, Bank of America, N.A.. (the “Assignment Agreement”) in exchange for the “Note” assigned by WFI to the Holder pursuant to the Assignment Agreement.

7

          IN WITNESS WHEREOF, the Maker has executed this Note as of the date first set forth above.

LCC INTERNATIONAL, INC.
By:	/s/ LOUIS SALAMONE, JR.
	Name:	Louis Salamone, Jr.
	Title:	Executive Vice President, CFO

Acknowledged and Agreed
as of the date first set forth above:

SPCP GROUP, L.L.C.
By:	/s/ RICHARD PETRILLI
Name: Richard Petrilli
Authorized Signatory

Exhibit A
HOLDER REGISTRATION RIGHTS
     1. Certain Definitions.
     Capitalized terms used herein which are defined in the main text of this Note shall have the meanings set forth in therein, unless otherwise defined herein. As used in this Exhibit A, the following terms shall have the following meanings:
     “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.
     “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
     “Common Stock” means the Maker’s Common Stock.
     “Company” means LCC International, Inc., a Delaware corporation.
     “Investors” means the Holder and any Affiliate or permitted transferee of any Holder who is a subsequent holder of any Registrable Securities.
     “Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or governmental entity.
     “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
     “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.
     “Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.
     “Registrable Securities” means (i) the Shares, and (ii) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, that, a security shall cease to be a Registrable Security (A) upon sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) at such time that all such securities are eligible for sale by the Investors pursuant to Rule 144(k).
     “Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Exhibit A (including the Registration Statement referred to in Section 2 of this Exhibit A), amendments and supplements to such Registration Statement(s), including the Prospectus, post-effective amendments, all exhibits and all material filed and incorporated by reference in such Registration Statement.
     “Required Investors” mean the Investors holding a majority of the Registrable Securities.

     “Rule 144”, “Rule 144(k)”, “Rule 172”, “Rule 401”, “Rule 415”, “Rule 416”, “Rule 424(b)(3)”, “Rule 429” and “Rule 461” mean Rule 144, Rule 144(k), Rule 172, Rule 401, Rule 415, Rule 416, Rule 424(b)(3), Rule 429 and Rule 461, respectively, each as promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
     “SEC” means the U.S. Securities and Exchange SEC.”
     “Shares” means the shares of Common Stock issued pursuant to this Note.
     2. Registration.
          (a) Registration Statement. Within 45 days following the delivery by an Investor of an Election Notice with respect to any Shares (the “Filing Deadline”), the Company shall prepare and file with the SEC a registration statement covering all Registrable Securities for a secondary or resale offering to be made on a continuous basis pursuant to Rule 415. Such registration statement shall be on Form S-3 or on such other form appropriate for such purpose (the “Registration Statement”) and shall include the plan of distribution attached hereto as Schedule 1. Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Required Investors, except for shares of Common Stock held by the Company’s stockholders having “piggyback” registration rights expressly set forth in registration rights agreements entered into by the Company prior to the date of this Note (the “Piggyback Shares”); provided, however, that the inclusion of any Piggyback Shares on the Registration Statement shall not result in the exclusion of the Registrable Securities from any such Registration Statement. A copy of the initial filing of the Registration Statement (and each pre-effective amendment thereto) shall be provided to the Investors and their counsel prior to filing.
          (b) Expenses. The Company will pay all expenses incurred by it associated with the Registration Statement or incident to its performance or compliance with this Exhibit A, including filing and printing fees, the Company’s counsel and accounting fees and expenses, NASD (as defined below) and Nasdaq filing fees, and costs associated with clearing the Registrable Securities for sale under applicable state securities laws, but the Company shall not be liable for fees and expenses incurred by the Investors (including any Investors’ counsel fees), or any discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being offered unless such underwriter, broker or similar industry professional is engaged at the sole election of the Company.

          (c) Effectiveness.
          (i) The Company shall use reasonable best efforts to have the Registration Statement declared effective prior to 45 days following the Filing Deadline; provided, however, that, if the SEC reviews and has written comments to the filed Registration Statement that would require the filing of a pre-effective amendment thereto with the SEC, then the date under this clause (c)(i) shall be the 75th day following the Filing Deadline. The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.
          (ii) For not more than thirty (30) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in any registration contemplated by this Section, if such disclosure at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, that the Company shall promptly (a) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use reasonable best efforts to terminate an Allowed Delay as promptly as practicable.
     3. Company Obligations. The Company will use reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible (but subject to Section 2(c)(ii) of this Exhibit A):
          (a) (i) furnish to the Investors, copies of all such documents proposed to be filed, which documents will be subject to their review of such Investors, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, to conduct a reasonable review of such documents. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the holders of a majority of the Registrable Securities shall reasonably object in writing within three (3) Business Days of their receipt thereof.
          (b) respond as promptly as possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Investors true and complete copies of all correspondence from and to the SEC relating to the Registration Statement.
          (c) notify the Investors as promptly as possible (and, in the case of (i)(A) below, not less than three (3) days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than two (2) Business Days following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the SEC notifies the Company whether there will be a

“review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation or threatening of any Proceedings for that purpose; (iv) if at any time any of the representations and warranties of the Company contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation of any Proceeding for such purpose; and (vi) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (d) if requested by the Required Investors, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.
          (e) promptly deliver to each Investor, without charge, at least one conformed copy of the Registration Statement and as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request
          (f) cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates, to the extent permitted by applicable federal and state securities laws, shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Investor may request in connection with any sale of Registrable Securities.
          (g) use reasonable best efforts to cause such Registration Statement to become effective and, to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144(k) (and the Company shall use reasonable best efforts to provide a written opinion letter from Company counsel to the Company’s transfer agent to such effect and to remove the restrictive legend from the certificates of the Registrable Securities) (the “Effectiveness Period”) and advise the Investors in writing when the Effectiveness Period has expired;
          (h) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby in accordance with the intended method of disposition as set forth in the Registration Statement, Prospectus or Prospectus supplement;
          (i) use reasonable best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness or qualification or exemption of qualification and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;
          (j) prior to any public offering of Registrable Securities, use reasonable best efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors, to keep such registration or qualification effective during the Effective Period and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(j), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(j), or (iii) file a general consent to service of process in any such jurisdiction;
          (k) use reasonable best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;
          (l) promptly notify the Investors, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act (including during any period when the Company is in compliance with Rule 172), upon discovery that, or upon the happening of any event as a result of which, the Registration Statement (including the Prospectus), as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such holder, promptly prepare, file with the SEC pursuant to Rule 172 and furnish to such holder a supplement to or an amendment of such Prospectus or post-effective amendment to such Registration Statement (and have it declared effective as promptly as practicable) as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (m) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including Rule 172, notify the Investors promptly if the Company no longer satisfies the conditions of Rule 172 and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earning statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this Section 3(m), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter); and
          (n) upon written notice from an Investor that such Investor has a legal obligation to make a filing with the National Association of Securities Dealers, Inc. (“NASD”) Corporate Financing Department pursuant to NASD Rule 2710(b)(10)(A)(i) with respect to the public offering contemplated by the Registration Statement (an “Issuer Filing”), the Company agrees it will effect such filing prior to the later to occur of the expiration of five days after receipt of the written notice on each of which days shares of Common Stock have been trading on the principal exchange on which such shares are trading at such time (each, a “Trading Day”) after receipt of the written notice and one Trading Day after the date that the Registration Statement is first filed with the SEC. The Company shall use reasonable best efforts to pursue the Issuer Filing until the NASD issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement. The Company will pay any filing fees and expenses in connection with the Issuer Filing.
          (o) With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, and (B) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.
     4. Due Diligence Review; Information.
          (a) Subject to paragraph (b) of this Section 4, upon reasonable prior notice, the Company shall make available, during normal business hours, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all filings of the Company with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors, employees and independent accountants, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.
          (b) Except as otherwise provided in the Note, the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.
     5. Obligations of the Investors.
          (a) Each Investor shall promptly furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement. An Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any of the Registrable Securities included in the Registration Statement.
          (b) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay or (ii) the happening of an event pursuant to Section 3(c)(vi) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that the Allowed Delay has terminated or that the Registration Statement or Prospectus, as the case may be, no longer contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     6. Indemnification.
          (a) Indemnification by the Company. To the fullest extent permitted by law, the Company will indemnify and hold harmless each Investor and its officers, directors, members, partners, employees, attorneys and agents, successors and assigns, and each other Person, if any, who controls such Investor within the meaning of the 1933 Act or Section 20 of the 1934 Act (and their officers, directors, partners, members and employees), against any losses, claims, damages, expenses, costs (including reasonable attorney fees) or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, expenses, costs or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, which reimbursement shall be made as such expenses are incurred if such Investor has delivered a written undertaking to the Company to repay such reimbursement promptly following any final determination that such Investor was not entitled thereto; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling Person in writing specifically for use in such Registration Statement or Prospectus.
          (b) Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and reasonable expense (including reasonable attorney fees) resulting from any untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.
          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, does not impose any injunction or similar restriction on such indemnified party and does not include a statement as to or an admission of fault, liability, culpability or failure to act with respect to any law by an indemnified party.
          (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying, party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation that does not take into account the foregoing equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.
          (e) The obligations of the Company and the Investors under this Section 6 shall survive the completion of any offering of Registrable Securities in a Registration Statement filed pursuant to the terms of this Exhibit A.
     7. Miscellaneous.
          (a) Amendments and Waivers. This Exhibit A may be amended, modified or waived only by a writing signed by the Company and the Required Investors; provided that if any such amendment, modification or waiver would adversely affect in any material respect any Investor or group of Investors who have comparable rights under this Exhibit A disproportionately to the other Investors having such comparable rights, such amendment, modification, or waiver shall also require the written consent of the Investor(s) so adversely affected.
          (b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 12.1 of the Purchase Agreement.
          (c) Assignments and Transfers by Investors. The provisions of this Exhibit A shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more Persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such Person, provided that (i) after such assignment or transfer, such Person holds at least twenty-five percent (25%) of the Registrable Securities, (ii) such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected and (iii) the transferee agrees in writing to be bound by this Exhibit A as if it were a party hereto; provided, however, that the limitation set forth in subsection (c)(i) shall not apply to assignments or transfers to a subsidiary, parent or affiliate of the Investor.
          (d) Assignments and Transfers by the Company. This Exhibit A may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to each Investor.
          (e) Benefits of this Exhibit A. The terms and conditions of this Exhibit A shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Exhibit A , express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Exhibit A, except as expressly provided in this Exhibit A.
          (f) Titles and Subtitles. The titles and subtitles used in this Exhibit A are used for convenience only and are not to be considered in construing or interpreting this Exhibit A.
          (g) Severability. Any provision of this Exhibit A that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.
          (h) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
          (i) Entire Agreement. This Exhibit A is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Exhibit A supersedes all prior agreements and understandings between the parties with respect to such subject matter.
          (k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Exhibit A shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof, provided, however, that corporate matters shall be governed by the Delaware General Corporation Law. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Exhibit A and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Exhibit A. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS EXHIBIT A AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
          (l) Obligations of Investors. The Company acknowledges that the obligations of each Investor under this Exhibit A are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Exhibit A. The decision of each Investor to enter into to this Exhibit A has been made by such Investor independently of any other Investor. The Company further acknowledges that nothing contained in this Exhibit A, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Exhibit A, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

Schedule 1
Plan of Distribution
     The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.
     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the 1933 Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the 1933 Act, provided that they meet the criteria and conform to the requirements of that rule.
     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the 1933 Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the 1933 Act will be subject to the prospectus delivery requirements of the Securities Act.
     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the 1934 Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, the Company has advised each Selling Stockholder that the Commission currently takes the position that coverage of short sales “against the box” prior to the effective date of the registration statement of which this prospectus is a part would be a violation of Section 5 of the Securities Act, as described in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporate Finance. Further, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the 1933 Actand state securities laws, relating to the registration of the shares offered by this prospectus.
     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

15